INDEPENDENT AUDITORS' REPORT


To the Board of Trustees and Shareholders of REGIONS FUNDS:

We have audited the accompanying statement of assets and liabilities of the Regions Funds (formerly, First Priority Funds)(comprising the following portfolios: Regions Treasury Money Market Fund, Regions Limited Maturity Government Fund, Regions Fixed Income Fund, Regions Balanced Fund, Regions Value Fund and Regions Growth Fund), including the schedule of investments, as of November 30, 1998, and the related statements of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion of these financial statements and financial highlights based on our audit

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of the securities owned as of November 30, 1998, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Regions Funds as of November 30, 1998, the results of its operations, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the period then ended, in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
January 14, 1999